UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2012

CAMBRIDGE HEART, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-20991	13-3679946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Ames Pond Drive, Tewksbury, MA		01876
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 978-654-7600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Subscription Agreement and Security Agreement

On July 13, 2012, the Company entered into an Amendment No. 2 to Subscription Agreement and Amendment No. 1 to Additional Investment Rights (the “Amendment”). The Amendment amends those certain Subscription Agreements entered into by the Company and the subscribers thereto, dated as of January 17, 2012, February 28, 2012 and May 23, 2012 (collectively, the “Subscription Agreements”), and the Additional Investment Rights granted to the subscribers pursuant to the Subscription Agreements.

The Amendment extends the termination date of the Additional Investment Rights from July 15, 2012 to July 31, 2012. The Amendment was approved by 65% of the holders of the outstanding securities issued pursuant to the Subscription Agreements as permitted therein. The foregoing summary description of the terms of the Amendment is qualified in its entirety by reference to the Amendment which is attached as exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

As of July 13, 2012, 100,112,960 shares of the Company’s common stock were outstanding. On an as-converted basis, the Company has 124,659,416 shares of common stock issued and outstanding, including 100,112,960 shares of common stock issued, 4,180,602 shares issuable upon conversion of the Series C-1 Convertible Preferred Stock and 20,365,854 shares issuable upon conversion of the Series D Convertible Preferred Stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 2 to Subscription Agreement and Amendment No. 1 to Additional Investment Right, dated as of July 13, 2012, by and among the Company and a Majority in Interest of the Subscribers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBRIDGE HEART, INC.

Date: July 17, 2012	By:	/s/ Vincenzo LiCausi
Vincenzo LiCausi
Chief Financial Officer